                                                                    EXHIBIT 11.1

                     COMPUTATION OF INCOME (LOSS) PER SHARE

                                                FOR THE NINE MONTHS               FOR THE YEAR
                                                ENDED JUNE 30, 1989           ENDED JUNE 30, 1990
                                            ---------------------------   ----------------------------
                                              PRIMARY     FULLY DILUTED     PRIMARY      FULLY DILUTED
                                               LOSS         LOSS PER          LOSS         LOSS PER
                                             PER SHARE      SHARE(3)       PER SHARE       SHARE(3)
                                            -----------   -------------   ------------   -------------
Net income (loss) before extraordinary
  item....................................  $(8,658,000)   $(8,658,000)   $(20,589,000)  $ (20,589,000)
Extraordinary loss........................            0              0               0               0
                                            -----------   -------------   ------------   -------------
Net income (loss):........................  $(8,658,000)   $(8,658,000)   $(20,589,000)  $ (20,589,000)
Weighted Average Shares:
  Common shares outstanding...............      529,640        529,640         500,000         500,000
  Exercise of stock options(1)............                      40,588                          40,588
  Exercise of warrants(2).................                     100,000                         100,000
                                            -----------   -------------   ------------   -------------
  Common and equivalent shares
    outstanding...........................      529,640        670,228         500,000         640,588
                                            -----------   -------------   ------------   -------------
                                            -----------   -------------   ------------   -------------
Per Common and Equivalent Share:
  Net income (loss) before extraordinary
    item..................................  $    (16.35)   $    (12.92)   $     (41.18)  $      (32.14)
  Extraordinary loss......................            0              0               0               0
                                            -----------   -------------   ------------   -------------
  Net income (loss).......................  $    (16.35)   $    (12.92)   $     (41.18)  $      (32.14)
                                            -----------   -------------   ------------   -------------
                                            -----------   -------------   ------------   -------------

                                                    FOR THE YEAR                    FOR THE YEAR
                                                ENDED JUNE  30, 1991            ENDED JUNE 30, 1992
                                             ---------------------------   ---------------------------
                                                                                             FULLY
                                               PRIMARY     FULLY DILUTED     PRIMARY        DILUTED
                                                 LOSS        LOSS PER          LOSS         LOSS PER
                                              PER SHARE      SHARE(3)       PER SHARE       SHARE(3)
                                             ------------  -------------   ------------   ------------
Net income (loss) before extraordinary
  item....................................   $(33,169,000) $ (33,169,000)  $(17,130,000)  $(17,130,000)
Extraordinary loss........................              0              0     (5,100,000)    (5,100,000)
                                             ------------  -------------   ------------   ------------
Net income (loss):........................   $(33,169,000) $ (33,169,000)  $(22,230,000)  $(22,230,000)
Weighted Average Shares:
  Common shares outstanding...............        499,803        499,803        841,464        841,464
  Exercise of stock options(1)............                        40,588                        47,949
  Exercise of warrants(2).................                       100,000                       100,000
                                             ------------  -------------   ------------   ------------
  Common and equivalent shares
    outstanding...........................        499,803        640,391        841,464        989,413
                                             ------------  -------------   ------------   ------------
                                             ------------  -------------   ------------   ------------
Per Common and Equivalent Share:
  Net income (loss) before extraordinary
    item..................................   $     (66.36) $      (51.80)  $     (20.36)  $     (17.31)
  Extraordinary loss......................              0              0          (6.06)         (5.15)
                                             ------------  -------------   ------------   ------------
  Net income (loss).......................   $     (66.36) $      (51.80)  $     (26.42)  $     (22.46)
                                             ------------  -------------   ------------   ------------
                                             ------------  -------------   ------------   ------------



                                                   FOR THE YEAR              FOR THE TWELVE MONTHS
                                                ENDED JUNE 30, 1993         ENDED DECEMBER 31, 1993
                                            ---------------------------   ----------------------------
                                              PRIMARY     FULLY DILUTED     PRIMARY      FULLY DILUTED
                                              INCOME       INCOME PER         LOSS         LOSS PER
                                             PER SHARE        SHARE        PER SHARE       SHARE(3)
                                            -----------   -------------   ------------   -------------
Net income (loss) before extraordinary
  item....................................  $10,114,000    $10,114,000    $ (2,147,000)  $  (2,147,000)
Extraordinary loss........................            0              0     (11,684,000)    (11,684,000)
                                            -----------   -------------   ------------   -------------
Net income (loss).........................  $10,114,000    $10,114,000    $(13,831,000)  $ (13,831,000)
Weighted Average Shares:
  Common shares outstanding...............    1,065,659      1,065,659       1,075,758       1,075,758
  Exercise of stock options(1)............       47,949         47,949                          84,890
  Exercise of warrants(2).................      100,000        100,000                         100,000
                                            -----------   -------------   ------------   -------------
  Common and equivalent shares
    outstanding...........................    1,213,608      1,213,608       1,075,758       1,260,648
                                            -----------   -------------   ------------   -------------
                                            -----------   -------------   ------------   -------------
Per Common and Equivalent Share:
  Net income (loss) before extraordinary
    item..................................  $      8.33    $      8.33    $      (2.00)  $       (1.70)
  Extraordinary loss......................            0              0          (10.86)          (9.27)
                                            -----------   -------------   ------------   -------------
  Net income (loss).......................  $      8.33    $      8.33    $     (12.86)  $      (10.97)
                                            -----------   -------------   ------------   -------------
                                            -----------   -------------   ------------   -------------


                                                   FOR THE SIX MONTHS            FOR THE SIX MONTHS
                                                 ENDED JANUARY 2, 1993         ENDED DECEMBER 31, 1993
                                             -----------------------------   ---------------------------
                                                                                               FULLY
                                               PRIMARY       FULLY DILUTED     PRIMARY        DILUTED
                                                 LOSS          LOSS PER          LOSS         LOSS PER
                                              PER SHARE        SHARE(3)       PER SHARE       SHARE(3)
                                             ------------    -------------   ------------   ------------
Net income (loss) before extraordinary
  item....................................   $(10,771,000)   $ (10,771,000)  $(23,032,000)  $(23,032,000)
Extraordinary loss........................              0                0    (11,684,000)   (11,684,000)
                                             ------------    -------------   ------------   ------------
Net income (loss).........................   $(10,771,000)   $ (10,771,000)  $(34,716,000)  $(34,716,000)
Weighted Average Shares:
  Common shares outstanding...............      1,055,660        1,055,660      1,075,758      1,075,758
  Exercise of stock options(1)............                          47,921                        84,890
  Exercise of warrants(2).................                         100,000                       100,000
                                             ------------    -------------   ------------   ------------
  Common and equivalent shares
    outstanding...........................      1,055,660        1,203,581      1,075,758      1,260,648
                                             ------------    -------------   ------------   ------------
                                             ------------    -------------   ------------   ------------
Per Common and Equivalent Share:
  Net income (loss) before extraordinary
    item..................................   $     (10.20)   $       (8.95)  $     (21.41)  $     (18.27)
  Extraordinary loss......................              0                0         (10.86)         (9.27)
                                             ------------    -------------   ------------   ------------
  Net income (loss).......................   $     (10.20)   $       (8.95)  $     (32.27)  $     (27.54)
                                             ------------    -------------   ------------   ------------
                                             ------------    -------------   ------------   ------------

- -------------------------
(1) Amount represents the number of shares issued assuming exercise of stock options, reduced by the number of shares which could have been purchased with the proceeds from the exercise of such options.

(2) Amount represents the number of common shares issued assuming exercise of warrants outstanding.

(3) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of the APB Opinion No. 15 because of the antidilutive effect on net loss per share.